Exhibit 99.1

ALTRIA BECOMES SIGNIFICANT SHAREHOLDER IN ANHEUSER-BUSCH INBEV;
REVISES 2016 FULL-YEAR EARNINGS GUIDANCE

•	Altria now owns 185,115,417 restricted shares of Anheuser-Busch InBev, representing a 9.6% economic and voting interest.

•	Altria receives approximately $5.3 billion in pre-tax cash.

•	Altria announces the expansion of its $1 billion share repurchase program to $3 billion to be completed by the end of the second quarter of 2018.

•	Altria will use the equity method of accounting and a one-quarter financial reporting lag.

•	Altria revises 2016 full-year earnings per share (EPS) guidance to reflect the reporting lag.

RICHMOND, Va. -- October 11, 2016 -- On October 10, 2016, Anheuser-Busch InBev SA/NV (AB InBev) completed its business combination (the Transaction) with SABMiller plc (SABMiller). As previously announced, the combined group will retain the name Anheuser-Busch InBev SA/NV.
In connection with the closing, Altria Group, Inc. (Altria) (NYSE: MO) received 185,115,417 restricted shares of AB InBev, representing a 9.6% economic and voting interest in AB InBev, and approximately $5.3 billion in pre-tax cash, as discussed below. These results reflect the proration effect of elections for the partial share alternative (PSA). Further, Marty Barrington, Altria’s Chairman, CEO and President, and Billy Gifford, Altria’s CFO, have been appointed to AB InBev’s Board of Directors.
“We are very pleased to see the successful completion of this transaction between these two great companies. The transaction allows Altria to continue its participation in the global brewing profit pool as a significant shareholder in AB InBev, and we are excited about the prospects for the long-term value of our investment,” said Marty Barrington.
Cash Proceeds
In addition to the restricted shares, Altria is receiving a total of approximately $5.3 billion in pre-tax cash. The cash results from the terms of the PSA (including proration) and the proceeds from the currency derivatives that Altria entered into to hedge its British pound exposure.

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Expanded Share Repurchase Program
Altria’s Board of Directors (Board) has authorized the expansion of the current $1 billion share repurchase program to $3 billion, expected to be completed by the end of the second quarter of 2018. The timing of share repurchases depends upon marketplace conditions and other factors. The program remains subject to the discretion of the Board.
Accounting Gain
As a result of the Transaction, Altria expects to record a total estimated pre-tax gain in its reported earnings of approximately $13.7 billion, or $4.55 per share, substantially all of which will be recorded in the fourth quarter of 2016 (the Gain).
Equity Accounting Treatment and Reporting Lag
Altria will use the equity method of accounting for its investment in AB InBev. As previously disclosed, Altria will report its share of AB InBev’s results using a one-quarter lag because AB InBev’s results will not be available in time to record them in the concurrent period. For example, Altria’s share of AB InBev’s results for the relevant, post-closing portion of the fourth quarter of 2016 will be recorded in Altria’s 2017 first-quarter statement of earnings. Previously, Altria recorded results for its SABMiller investment concurrently with Altria’s reporting calendar.
This timing lag will not affect Altria’s cash flows or quarterly dividends per share, but will impact the year-over-year comparability of reported and adjusted diluted EPS in the short-term and, as discussed below, Altria’s 2016 full-year adjusted diluted EPS guidance.
2016 Full-Year Guidance and Long-Term Financial Goals
To reflect the reporting lag described above, Altria revises its guidance for 2016 full-year adjusted diluted EPS from a range of $3.01 to $3.07 to a range of $2.98 to $3.04, representing a growth rate of 6.5% to 8.5% from a 2015 adjusted diluted EPS base of $2.80, as shown in Schedule 1. This guidance excludes the Gain, the loss on early extinguishment of debt of $0.28 per share resulting from the completion of Altria’s September 2016 debt tender offer, the gain on derivative financial instruments incurred from July 1, 2016 through October 14, 2016 and the 2016 first six months special items shown in Schedule 1.
Altria maintains its long-term financial goals of growing adjusted diluted EPS at an average annual rate of 7% to 9% and maintaining a target dividend payout ratio of approximately 80% of adjusted diluted EPS.
Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, the Gain, SABMiller special items, certain tax items, charges associated with tobacco and health litigation items, and settlements of, and determinations made in connection with, certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such settlements and determinations are referred to collectively as NPM Adjustment Items).
Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS because these items, which could be significant, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.
The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to Altria’s forecast.
Altria’s Profile
Altria’s wholly-owned subsidiaries include Philip Morris USA Inc., U.S. Smokeless Tobacco Company LLC, John Middleton Co., Nu Mark LLC, Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation. Altria holds a 9.6% economic and voting interest in AB InBev.
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, MarkTen® and Green Smoke®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.
Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the period ended June 30, 2016.
These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.
Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.
Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.
In addition, the factors related to Altria’s investment in AB InBev include the following: AB InBev’s inability to achieve the contemplated synergies and value creation from the Transaction; the fact that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the fact that Altria’s reported earnings from and carrying value of its equity investment in AB InBev may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risks that the tax treatment of Altria’s Transaction consideration and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of the dividends Altria receives from AB InBev may not be as favorable as dividends from SABMiller.
Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
2016 First Six Months Special Items and Reconciliation of 2015 Adjusted Results

Altria’s 2016 First Six Months Special Items

NPM Adjustment Items	$0.01
Tobacco and health litigation items	0.01
SABMiller special items	0.06
Asset impairment, exit, and implementation costs	0.04
Gain on derivative financial instrument	(0.05)
Tax items	(0.01)
$0.06

Reconciliation of Altria’s 2015 Adjusted Results

Full Year
2015
Reported diluted EPS	$2.67
NPM Adjustment Items	(0.03)
Tobacco and health litigation items	0.05
SABMiller special items	0.04
Loss on early extinguishment of debt	0.07
Adjusted diluted EPS	$2.80

Altria reports its financial results in accordance with GAAP. Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2016 Full-Year Guidance and Long-Term Financial Goals” above. Altria’s management does not view any of these special items to be part of Altria’s sustainable results as they may be highly variable, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that adjusted financial measures provide useful insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

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